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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                        ______

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                 TMP WORLDWIDE INC.*
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                (Exact name of registrant as specified in its charter)

                DELAWARE                          13-3906555
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(State of incorporation or organization)         (I.R.S. Employer
                                                 Identification No.)
1633 Broadway, 33rd Floor
New York, New York  10019                              10019
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(Address of principal executive offices)                 (Zip Code)

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box./ /

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box./ /

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

  Not Applicable                                    Not Applicable


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                        Common Stock, .001 par value per share
--------------------------------------------------------------------------------
                                   (Title of Class)


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*   The current name of registrant is Telephone Marketing Programs
    Incorporated. The registrant will change its name to TMP Worldwide Inc. prior to the effectiveness of this Registration Statement.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the Common Stock is set forth under the caption "Description of Capital Stock" as contained in the Prospectus forming part of the Registration Statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on September 23, 1996, Registration No. 333-12471 (the "Registration Statement") on behalf of TMP Worldwide Inc. (the "Registrant"), which is hereby incorporated by reference for all purposes.

ITEM 2.  EXHIBITS

         1. Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

         2.   Bylaws of the Registrant, incorporated herein by reference to
              Exhibit 3.2 of the Registration Statement.

         3. Specimen of the Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

    The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act.


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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             TMP WORLDWIDE INC.




                             By:  /s/ Andrew J. McKelvey
                                 -------------------------------
                                  Andrew J. McKelvey
                                  Chairman of the Board and President


Dated:  October ___, 1996


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